                                                                     EXHIBIT 1.1


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                                10,000,000 SHARES


                          AMN HEALTHCARE SERVICES, INC.


                                  COMMON STOCK



                             UNDERWRITING AGREEMENT



                               DATED MAY __, 2002







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

                                TABLE OF CONTENTS

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                                                                                         ----
Section 1.   Representations and Warranties of the Company and the Selling
             Stockholders...............................................................   2

        (A)  Representations and Warranties of the Company..............................   2
             (a)    Compliance with Registration Requirements...........................   2
             (b)    Offering Materials Furnished to Underwriters........................   3
             (c)    Distribution of Offering Material By the Company....................   3
             (d)    The Underwriting Agreement..........................................   3
             (e)    Employee Stock Options; Authorization of Common Shares..............   3
             (f)    No Applicable Registration or Other Similar Rights..................   3
             (g)    No Material Adverse Change..........................................   4
             (h)    Independent Accountants.............................................   4
             (i)    Preparation of the Financial Statements.............................   4
             (j)    Incorporation and Good Standing of the Company and its
                    Subsidiaries........................................................   5
             (k)    Capitalization and Other Capital Stock Matters......................   5
             (l)    Stock Exchange Listing..............................................   6
             (m)    Non-Contravention of Existing Instruments; No Further
                    Authorizations or Approvals Required................................   6
             (n)    No Material Actions or Proceedings..................................   6
             (o)    Intellectual Property Rights........................................   7
             (p)    All Necessary Permits, etc..........................................   7
             (q)    Title to Properties.................................................   7
             (r)    Tax Law Compliance..................................................   7
             (s)    Company Not an "Investment Company".................................   7
             (t)    Insurance...........................................................   7
             (u)    No Price Stabilization or Manipulation..............................   8
             (v)    Related Party Transactions..........................................   8
             (w)    Company's Accounting System.........................................   8
             (x)    Compliance with Environmental Laws..................................   8
             (y)    ERISA Compliance....................................................   9

        (B)  Representations and Warranties of the Selling Stockholders.................  10
             (a)    The Underwriting Agreement..........................................  10
             (b)    The Custody Agreement and Power of Attorney.........................  10
             (c)    Title to Common Shares to be Sold; All Authorizations Obtained......  10
             (d)    Delivery of the Common Shares to be Sold............................  10
             (e)    Non-Contravention; No Further Authorizations or Approvals
                    Required............................................................  11
             (f)    No Registration or Other Similar Rights.............................  11
             (g)    No Further Consents, etc............................................  11
             (h)    Disclosure Made by Such Selling Stockholder in the Prospectus.......  11
             (i)    No Price Stabilization or Manipulation..............................  12

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
Section 2.   Purchase, Sale and Delivery of the Common Shares...........................  12
             (a)    The Firm Common Shares..............................................  12
             (b)    The First Closing Date..............................................  12
             (c)    The Optional Common Shares; the Second Closing Date.................  12
             (d)    Public Offering of the Common Shares................................  13
             (e)    Payment for the Common Shares.......................................  13
             (f)    Delivery of the Common Shares.......................................  14
             (g)    Delivery of Prospectus to the Underwriters..........................  14

Section 3.   Additional Covenants of the Company and the Selling Stockholders...........  14

        (A)  Covenants of the Company...................................................  15
             (a)    Representatives' Review of Proposed Amendments and Supplements......  15
             (b)    Securities Act Compliance...........................................  15
             (c)    Amendments and Supplements to the Prospectus and Other
                    Securities Act Matters..............................................  15
             (d)    Copies of any Amendments and Supplements to the Prospectus..........  16
             (e)    Blue Sky Compliance.................................................  16
             (f)    Transfer Agent......................................................  16
             (g)    Earnings Statement..................................................  16
             (h)    Periodic Reporting Obligations......................................  16
             (i)    Agreement Not To Offer or Sell Additional Securities................  16

        (B)  Covenants of the Selling Stockholders......................................  17
             (a)    Agreement Not to Offer or Sell Additional Securities................  17
             (b)    Delivery of Forms W-8 and W-9.......................................  17

Section 4.   Payment of Expenses........................................................  18

Section 5.   Conditions of the Obligations of the Underwriters..........................  18
             (a)    Accountants' Comfort Letters........................................  18
             (b)    Compliance with Registration Requirements; No Stop Order; No
                    Objection from NASD.................................................  19

             (c)    No Material Adverse Change..........................................  19
             (d)    Opinion of Counsel for the Company..................................  19
             (e)    Opinion of Counsel for the Underwriters.............................  20
             (f)    Officers' Certificate...............................................  20
             (g)    Bring-down Comfort Letter...........................................  20
             (h)    Opinion of Counsel for the Selling Stockholders.....................  20
             (i)    Selling Stockholders' Certificate...................................  21
             (j)    Selling Stockholders' Documents.....................................  21
             (k)    Lock-Up Agreement from Certain Securityholders of the Company.......  21
             (l)    Additional Documents................................................  21

Section 6.   Reimbursement of Underwriters' Expenses....................................  21

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
Section 7.   Effectiveness of this Agreement............................................  22

Section 8.   Indemnification............................................................  22
             (a)    Indemnification of the Underwriters by the Company..................  22
             (b)    Indemnification of the Underwriters by the Selling Stockholders.....  23
             (c)    Indemnification of the Company, its Directors and Officers and the
                    Selling Stockholders................................................  24
             (d)    Notifications and Other Indemnification Procedures..................  25
             (e)    Settlements.........................................................  25

Section 9.   Contribution...............................................................  26

Section 10.  Default of One or More of the Several Underwriters.........................  27

Section 11.  Termination of this Agreement..............................................  28

Section 12.  Representations and Indemnities to Survive Delivery........................  28

Section 13.  Notices....................................................................  29

Section 14.  Successors.................................................................  30

Section 15.  Partial Unenforceability...................................................  30

Section 16.  Governing Law Provisions...................................................  31
             (a)    Governing Law Provisions............................................  31
             (b)    Consent to Jurisdiction.............................................  31

Section 17.  Failure of One or More of the Selling Stockholders to Sell and Deliver
             Common Shares..............................................................  31

Section 18.  General Provisions.........................................................  32

                             UNDERWRITING AGREEMENT


                                  May __, 2002

BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
UBS WARBURG LLC
SUNTRUST CAPITAL MARKETS, INC.
WELLS FARGO SECURITIES, LLC
    As Representatives of the several Underwriters
c/o Banc of America Securities LLC
600 Montgomery Street
San Francisco, California  94111

Ladies and Gentlemen:

               Introductory. The stockholders of AMN Healthcare Services, Inc., a Delaware corporation (the "Company"), named in Schedule B (collectively, the "Selling Stockholders") severally propose to sell to the several underwriters named in Schedule A (the "Underwriters") an aggregate of 10,000,000 shares (the "Firm Common Shares") of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company. In addition, the Selling Stockholders have severally granted to the Underwriters an option to purchase up to an additional 1,500,000 shares (the "Optional Common Shares") of Common Stock, as provided in Section 2, each Selling Stockholder selling up to the amount set forth opposite such Selling Stockholder's name in Schedule B. The Firm Common Shares and, if and to the extent such option is exercised, the Optional Common Shares are collectively called the "Common Shares". Banc of America Securities LLC ("BAS"), UBS Warburg LLC ("UBS Warburg"), J.P. Morgan Securities Inc. ("JPMorgan"), SunTrust Capital Markets, Inc. ("SunTrust") and Wells Fargo Securities, LLC ("Wells Fargo") have agreed to act as representatives of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Common Shares.

               The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-86952), which contains a form of prospectus to be used in connection with the public offering and sale of the Common Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act, is called the "Registration Statement". Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement", and from and after the date and time of filing of the Rule 462(b) Registration

Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Common Shares, is called the "Prospectus"; provided, however, if the Company has, with the consent of BAS, elected to rely upon Rule 434 under the Securities Act, the term "Prospectus" shall mean the Company's prospectus subject to completion (each, a "preliminary prospectus") dated April 30, 2002 (such preliminary prospectus is called the "Rule 434 preliminary prospectus"), together with the applicable term sheet (the "Term Sheet") prepared and filed by the Company with the Commission under Rules 434 and 424(b) under the Securities Act and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus or the Term Sheet, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

               The Company and each of the Selling Stockholders hereby confirm their agreements with the Underwriters as follows:

      Section 1. Representations and Warranties of the Company and the Selling Stockholders.

      (A) Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter as follows:

               (a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

               Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical in all material respects to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Common Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein or information relating to any Selling Stockholder furnished by such Selling Stockholder to the Company in writing expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described, filed or incorporated by reference therein as required.

               (b) Offering Materials Furnished to Underwriters. The Company has delivered to each Representative one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

               (c) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the Underwriters' distribution of the Common Shares, any offering material in connection with the offering and sale of the Common Shares other than a preliminary prospectus, the Prospectus, the Registration Statement and any press release meeting the requirements of Rule 134 or Rule 135 under the Securities Act.

               (d) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

               (e) Employee Stock Options; Authorization of Common Shares. The employee stock options to be exercised by certain Selling Stockholders in connection with the transactions contemplated by the Custody Agreement (as defined below), the Power of Attorney (as defined below) and this Agreement and to be deposited with the Custodian (as defined below) in accordance with the Custody Agreement (collectively, the "Stock Options") have been duly granted to and on the relevant Closing Date will be, fully vested in and exercisable by, such relevant Selling Stockholder in accordance with the 1999 Performance Stock Option Plan, the 1999 Super-Performance Stock Option Plan and the 2001 Stock Option Plan (the "Plans"); and, when such Stock Options are exercised in accordance with their terms and the provisions of the Plans and as contemplated by this Agreement and the Power of Attorney, the Company will issue the appropriate number of certificates in negotiable form of Common Stock on each Closing Date, and all of the shares of Common Stock so issued upon exercise of the Stock Options will be duly authorized, validly issued, fully paid and nonassessable.

               (f) No Applicable Registration or Other Similar Rights. Other than as provided under the Allocation Agreement (as defined below) and the Registration Rights Agreement, dated as of November 16, 2001, by and among the Company and other parties named therein (the "Registration Rights Agreement"), pursuant to which certain of the Common Shares are being registered under the Registration Statement, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

               (g) No Material Adverse Change. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

               (h) Independent Accountants. KPMG LLP, who has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public or certified public accountants as required by the Securities Act.

               (i) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly in all material respects the consolidated financial position of the Company, Preferred Healthcare Staffing, Inc., O'Grady-Peyton International (USA), Inc. and Healthcare Resource Management Corporation, as the case may be, and in each case its respective subsidiaries, as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions "Prospectus Summary--Summary Consolidated Financial and Operating Data", "Selected Consolidated Financial and Operating Data" and "Capitalization" fairly present in all material respects the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement. The pro forma consolidated financial statements of the Company and its subsidiaries and the related notes thereto included in the Prospectus and the pro forma financial data set forth in the Prospectus under the caption "Prospectus Summary--Summary Consolidated Financial and Operating Data" and elsewhere in the Prospectus and in the Registration Statement present fairly in all material respects the information contained therein, have been prepared in all material respects in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate in all material respects to give effect to the transactions and circumstances referred to therein.

               (j) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated or organized and is validly existing as a corporation, limited company or proprietary limited company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement, except for such jurisdictions where the failure of any such subsidiary to exist as a corporation, limited company or proprietary limited company in good standing would not result in a Material Adverse Change. Each of the Company and each subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, and, other than under the Amended and Restated Credit Agreement, dated as of November 16, 2001, as amended, among the Company, AMN Healthcare, Inc., the Subsidiary Guarantors named therein, the Lenders and the Agent named therein (the "Credit Agreement"), is free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Registration Statement.

               (k) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options described in the Prospectus). The Common Stock (including the Common Shares) conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock (including the shares of Common Stock owned by Selling Stockholders) have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company and the related notes thereto included in the Prospectus, the Company has no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

               (l) Stock Exchange Listing. The Common Shares have been approved for listing on the New York Stock Exchange.

               (m) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary except, in the case of (iii), for such violations as would not result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act and from the NYSE and such as may be required under applicable state securities or blue sky laws or foreign securities laws and from the National Association of Securities Dealers, Inc. (the "NASD"). As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

               (n) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the Company's knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case such action, suit or proceeding would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company's knowledge, is threatened or imminent except for any such disputes as would not result in a Material Adverse Change.

               (o) Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict would reasonably be expected to result in a Material Adverse Change.

               (p) All Necessary Permits, etc. Except where the failure to possess any such certificates, authorizations or permits would not result in a Material Adverse Change, the Company and each of its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate would reasonably be expected to result in a Material Adverse Change.

               (q) Title to Properties. The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(A)(i) above, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects (any of the foregoing, a "Lien"), except for Liens under the Credit Agreement and except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

               (r) Tax Law Compliance. The Company and its consolidated subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have filed for extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any such tax returns, taxes, assessments, fines or penalties as would not, in the aggregate, result in a Material Adverse Change. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(A)(i) above in respect of all material federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

               (s) Company Not an "Investment Company". The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               (t) Insurance. Each of the Company and its subsidiaries are insured by insurers that in its reasonable judgment are recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or
(ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business substantially the same as now conducted except where the failure to renew or obtain comparable coverage would not result in a Material Adverse Change.

               (u) No Price Stabilization or Manipulation. The Company has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

               (v) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Prospectus which have not been described as required pursuant to the requirements of the Securities Act and the rules and regulations thereunder.

               (w) Company's Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (x) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law by the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

               (y) ERISA Compliance. The Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates except as would not result in a Material Adverse Change. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA) except as would not result in a Material Adverse Change. Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under
(i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code except as would not result in a Material Adverse Change. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification except as would not result in a Material Adverse Change.

               Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

               The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

      (B) Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants with respect to such Selling Stockholder only, to each Underwriter as follows:

               (a) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

               (b) The Custody Agreement and Power of Attorney. Each of the (i) Custody Agreement signed by such Selling Stockholder and American Stock Transfer & Trust Company, as custodian (the "Custodian"), relating to the deposit of the Common Shares to be sold by such Selling Stockholder (the "Custody Agreement") and (ii) Power of Attorney appointing certain individuals named therein as such Selling Stockholder's attorneys-in-fact (each, an "Attorney-in-Fact") to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus (the "Power of Attorney"), of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

               (c) Title to Common Shares to be Sold; All Authorizations Obtained. Such Selling Stockholder has good and valid title to the Common Shares to be sold by such Selling Stockholder that are outstanding as of the date hereof; and on each of the First Closing Date and the Second Closing Date (as defined below), such Selling Stockholder will have good and valid title to the Common Shares to be delivered by such Selling Stockholder pursuant to this Agreement on such Closing Date and the legal right and power, and all authorizations and approvals required by law to enter into this Agreement and the Custody Agreement and Power of Attorney, to sell, assign, transfer and deliver such Common Shares to be delivered by such Selling Stockholder pursuant to this Agreement on such Closing Date and to comply with its other obligations hereunder and thereunder.

               (d) Delivery of the Common Shares to be Sold. Upon the delivery to the Depository Trust Company or any successor thereto ("DTC") or its agent of the Common Shares registered in the name of DTC or its nominee, the crediting by DTC of the Common Shares to the securities accounts of the several Underwriters with DTC and the payment therefor by the Underwriters pursuant to this Agreement, (i) DTC will be a "protected purchaser" of the Common Shares (as defined in Section 8-303 of the NYUCC) and will acquire its interest in the Common Shares free of any "adverse claim" (as defined in Section 8-102(a)(1) of the NYUCC) and (ii) the Underwriters will become "entitlement holders" (as defined in Section 8-102(a)(7) of the NYUCC) to the Common Shares free of any adverse claim (as defined in Section 8-102(a)(1) of the NYUCC) and no action based on an adverse claim to the Common Shares, whether framed in conversion, replevin, constructive trust, equitable lien, or other theory, may be successfully asserted against the Underwriters under the NYUCC.

               (e) Non-Contravention; No Further Authorizations or Approvals Required. The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement and the Power of Attorney will not conflict with, result in a breach of, or constitute a Default under, or require the consent of any other party to, the charter or by-laws, trust agreement or other organizational documents of such Selling Stockholder or any other agreement or instrument to which such Selling Stockholder is a party or by which it is bound, any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder, except for such consents that have been obtained or other than such conflicts, breaches, or Defaults that, individually or in the aggregate, could not materially and adversely affect such Selling Stockholder's ability to consummate the transactions contemplated hereby. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Stockholder of the transactions contemplated in this Agreement, except such as have been obtained or made and are in full force and effect under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), applicable state securities or blue sky laws and from the NASD.

               (f) No Registration or Other Similar Rights. Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are set forth in the Allocation Agreement or such rights as have been waived or as are described in the Prospectus under "Shares Eligible for Future Sale," "Related Party Transactions" or in the final paragraph of "Principal and Selling Stockholders."

               (g) No Further Consents, etc. Except for such consents, approvals and waivers as have been obtained with respect to the Registration Rights Agreement, dated as of November 16, 2001, the lock-up agreements entered into in connection with the Company's initial public offering, and except for the rights, consents and approvals set forth in the Allocation Agreement, no consent, approval or waiver is required under any instrument or agreement to which such Selling Stockholder is a party or by which it is bound, in connection with the offering, sale or purchase by the Underwriters of any of the Common Shares which may be sold by such Selling Stockholder under this Agreement or the consummation by such Selling Stockholder of any of the other transactions contemplated hereby.

               (h) Disclosure Made by Such Selling Stockholder in the Prospectus. All information furnished by or on behalf of such Selling Stockholder in writing to the Company expressly for use in the Registration Statement and Prospectus is, and on the First Closing Date and the Second Closing Date will be, true, correct, and complete in all material respects, and does not, and on the First Closing Date and the Second Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such Selling Stockholder confirms as accurate the number of shares of Common Stock set forth opposite such Selling Stockholder's name in the Prospectus under the caption "Principal and Selling Stockholders" (both prior to and after giving effect to the sale of the Firm Common Shares).

               (i) No Price Stabilization or Manipulation. Other than any actions taken by any of the Underwriters, such Selling Stockholder has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

               Any certificate signed by or on behalf of any Selling Stockholder and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

               Such Selling Stockholder acknowledges that the Underwriters and, for purposes of the opinion to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

      Section 2. Purchase, Sale and Delivery of the Common Shares.

               (a) The Firm Common Shares. The Selling Stockholders agree, severally and not jointly, to sell to the several Underwriters the Firm Common Shares upon the terms set forth herein, each Selling Stockholder selling the number of Firm Common Shares set forth opposite such Selling Stockholder's name on Schedule B. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Selling Stockholders the respective number of Firm Common Shares set forth opposite their names on Schedule A. The purchase price per Firm Common Share to be paid by the several Underwriters to the Selling Stockholders shall be $[___] (excluding underwriting discounts and commissions) per share.

               (b) The First Closing Date. Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York City time, on May __, 2002 or such other time and date as the Representatives and the Company may agree upon in writing (the time and date of such closing are called the "First Closing Date"). The Company and the Selling Stockholders hereby acknowledge that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are not limited to, any determination by the Company, the Selling Stockholders or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10.

               (c) The Optional Common Shares; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Selling Stockholders, severally and not jointly, hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 1,500,000 Optional Common Shares from the Selling Stockholders at the purchase price per share to be paid by the Underwriters for the Firm Common Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Representatives to the Custodian (with a copy to the Company) which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Common Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of certificates for the Firm Common Shares and the Optional Common Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Common Shares are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Common Shares to be purchased as the number of Firm Common Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Common Shares and (b) each Selling Stockholder agrees, severally and not jointly, to sell up to the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) set forth in the "Over-allotment" columns of Schedules A and B to the Allocation Agreement, dated as of April 22, 2002, by and among the Company and certain of the Selling Stockholders (the "Allocation Agreement") in accordance with the terms of the Allocation Agreement, which Allocation Agreement is attached hereto as Exhibit H. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Custodian (with a copy to the Company).

               (d) Public Offering of the Common Shares. The Representatives hereby advise the Company and the Selling Stockholders that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Common Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives have determined is advisable and practicable.

               (e) Payment for the Common Shares. Payment for the Common Shares to be sold by the Selling Stockholders shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Custodian.

               It is understood that the Representatives have been authorized, for their own accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Common Shares and any Optional Common Shares the Underwriters have agreed to purchase. Each of BAS, JPMorgan, UBS Warburg,

SunTrust and Wells Fargo, individually and not as a Representative of the Underwriters, may (but shall not be obligated to unless otherwise obligated under Section 10) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

               Each Selling Stockholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Common Shares to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholder's obligations hereunder and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to such Selling Stockholder hereunder and to hold such amounts for the account of such Selling Stockholder with the Custodian under the Custody Agreement.

               (f) Delivery of the Common Shares. Each Selling Stockholder shall, severally and not jointly, deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates, accompanied by duly executed stock powers, representing the number of shares of Common Stock set forth under the column titled "Number of Firm Common Shares to be Sold" opposite such Selling Stockholder's name on Schedule B hereto at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor to the Custodian for the benefit of such Selling Stockholders. Each Selling Stockholder shall, severally and not jointly, also deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters, certificates, accompanied by duly executed stock powers, representing the number of shares of Common Stock set forth under the column titled "Maximum Number of Optional Common Shares to be Sold" opposite such Selling Stockholder's name that the Underwriters have agreed to purchase at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor to the Custodian for the benefit of such Selling Stockholders. The certificates for the Common Shares shall be in definitive form and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in New York City as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

               (g) Delivery of Prospectus to the Underwriters.

               Not later than 12:00 p.m. on the second business day following the date the Common Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representatives shall reasonably request.

      Section 3. Additional Covenants of the Company and the Selling
Stockholders.

      (A) Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:

               (a) Representatives' Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the reasonable opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus, the Company shall furnish in a timely manner to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representatives reasonably object in a timely manner.

               (b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission in connection with the Registration Statement,
(ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus and (v) of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes; provided that the obligation of the Company to so advise of the events set forth in (v) above shall be deemed to be satisfied after the end of the Prospectus Delivery Period by the Company's issuance of a press release and/or the filing of a current report on Form 8-K with the Commission. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply in all material respects with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

               (c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the reasonable opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(A)(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply in all material respects with law.

               (d) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Representatives may reasonably request.

               (e) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial Securities laws of those jurisdictions designated by the Representatives in their reasonable discretion, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required under such state securities or blue sky laws or Canadian provincial Securities laws for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly upon receipt of any notice of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

               (f) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

               (g) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month period ending June 30, 2003, that satisfies the provisions of Section 11(a) of the Securities Act.

               (h) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.

               (i) Agreement Not To Offer or Sell Additional Securities. During the period of 180 days following the date of the Prospectus, the Company will not, without the prior written consent of BAS (which consent may be withheld at the sole discretion of BAS), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Common Shares); provided, however, that (a) the Company may issue shares of its Common

Stock, options to purchase its Common Stock, or Common Stock upon exercise of options, in each case pursuant to any stock option, stock bonus, employee stock purchase plan, incentive plan or other stock plan or arrangement described in the Prospectus, and the Company may file one or more registration statements on Form S-8 to register shares of Common Stock to be offered or sold under any of the foregoing option, bonus, purchase, incentive or other stock plan or arrangement and (b) the Company may issue shares of its Common Stock as consideration for the acquisition of another business or entity, provided that in the case of (b), the recipient of such shares shall have agreed in writing not to sell, offer, dispose of or otherwise transfer any such shares during such 180-day period without the prior written consent of BAS (which consent may be withheld at the sole discretion of the BAS).

      (B) Covenants of the Selling Stockholders. Each Selling Stockholder further covenants and agrees with each Underwriter:

               (a) Agreement Not to Offer or Sell Additional Securities. Other than as contemplated by this Agreement, such Selling Stockholder will not, without the prior written consent of BAS (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by such Selling Stockholder, or publicly announce such Selling Stockholder's intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the date of the Prospectus. The foregoing restrictions shall not apply to (A) transfers by way of testate or intestate succession or by operation of law, (B) transfers to members of the immediate family of such Selling Stockholder or to a trust, partnership, limited liability company or other entity, all of the beneficial interests of which are held by such Selling Stockholder or by a member of such Selling Stockholder's immediate family, (C) transfers to charitable organizations, (D) if such Selling Stockholder is a corporation, partnership, limited liability company or similar entity, transfers to the stockholders, partners, members or similar persons of such Selling Stockholder and (E) the exercise of stock options pursuant to employee stock option plans existing on the date hereof; provided that in each case of a transfer pursuant to clauses (A) -- (D), or an exercise of any option pursuant to clause (E), of this sentence, the transferee (or the Selling Stockholder as the optionee in the case of clause (E)) shall have agreed to be bound by the restrictions on transfer described herein.

               (b) Delivery of Forms W-8 and W-9. Such Selling Stockholder will deliver to the Representatives prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States Person).

               BAS, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company or any Selling Stockholder of any one or more of the foregoing covenants or, in the case of the Company's covenants, extend the time for their performance.

      Section 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations and the obligations of the Selling Stockholders hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, (vi) all reasonable filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD's review and approval of the Underwriters' participation in the offering and distribution of the Common Shares, (viii) the fees and expenses associated with listing the Common Shares on the New York Stock Exchange, (ix) the fees and expenses of the Custodian and
(x) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

               The Selling Stockholders further agree with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of their obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to (i) fees and expenses of counsel and other advisors for such Selling Stockholders, and (ii) expenses (including but not limited to underwriting discounts and commissions) and taxes incident to the sale and delivery of the Common Shares to be sold by such Selling Stockholders to the Underwriters hereunder (which taxes, if any, may be deducted by the Custodian under the provisions of Section 2 of this Agreement to the extent required by law).

      Section 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Common Shares as provided herein on the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders set forth in Sections 1(A) and 1(B) hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Common Shares, as of the Second Closing Date as though then made, to the timely performance by the Company and the Selling Stockholders of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

               (a) Accountants' Comfort Letters. On the date hereof, the Representatives shall have received from KPMG LLP, independent public or certified public accountants for the

Company, Preferred Healthcare Staffing, Inc., O'Grady-Peyton International
(USA), Inc. and Healthcare Resource Management Corporation, a letter dated the date hereof addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the Representatives shall have received an additional six (6) conformed copies of such accountants' letters for each of the several Underwriters).

               (b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date:

               (i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities Act and obtained the Representatives' consent thereto, the Company shall have filed a Term Sheet with the Commission in the manner and within the time period required by such Rule 424(b);

               (ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

               (iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements pursuant to the filing and review process undertaken by the Representatives.

               (c) No Material Adverse Change(i) . For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date in the judgment of the Representatives there shall not have occurred any Material Adverse Change.

               (d) Opinion of Counsel for the Company. On each of the First Closing Date and the Second Closing Date the Representatives shall have received the favorable opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A, the favorable opinion of Denise Jackson, Esq., in-house counsel for the Company, the form of which is attached as Exhibit B; and the favorable opinion of Lionel Sawyer & Collins, Nevada counsel with respect to AMN Healthcare, Inc., the form of which is attached as Exhibit C; and the Representatives shall have received an additional six (6) conformed copies of each of such counsel's legal opinion for each of the several Underwriters.

               (e) Opinion of Counsel for the Underwriters. On each of the First Closing Date and the Second Closing Date the Representatives shall have received the favorable opinion of Latham & Watkins, counsel for the Underwriters, dated as of such Closing Date, in form satisfactory to the Representatives, and the Representatives shall have received an additional six (6) conformed copies of such counsel's legal opinion for each of the several Underwriters.

               (f) Officers' Certificate. On each of the First Closing Date and the Second Closing Date the Representatives shall have received a written certificate of the Company executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in subsection (b)(ii) of this Section 5, and further to the effect that:

               (i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

               (ii) the representations, warranties and covenants of the Company set forth in Section 1(A) of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

               (iii) the Company has complied with all the agreements hereunder and satisfied in all material respects all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

               (g) Bring-down Comfort Letter. On each of the First Closing Date and the Second Closing Date, the Representatives shall have received from KPMG LLP, independent public or certified public accountants for the Company, Preferred Healthcare Staffing, Inc., O'Grady-Peyton International (USA), Inc. and Healthcare Resource Management Corporation, such letters as they may reasonably request, dated such date, in form and substance reasonably satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Second Closing Date, as the case may be (and the Representatives shall have received an additional six (6) conformed copies of such accountants' letter for each of the several Underwriters).

               (h) Opinion of Counsel for the Selling Stockholders. On each of the First Closing Date and the Second Closing Date the Representatives shall have received the favorable opinions of Kennedy Covington Lobdell & Hickman LLP, counsel to BACI, Brobeck, Phleger & Harrison, counsel for Steven Francis and The Francis Family Trust dated May 24, 1996, as amended, and Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the other Selling Stockholders, dated as of such Closing Date, the forms of which are attached as Exhibits D, E and F, respectively (and the Representatives shall have received an additional six (6) conformed copies of such counsels' legal opinion for each of the several Underwriters).

               (i) Selling Stockholders' Certificate. On each of the First Closing Date and the Second Closing Date the Representatives shall receive a written certificate executed by each Selling Stockholder (or such Selling Stockholder's Attorney-in-Fact), dated as of such Closing Date, to the effect that:

               (i) the representations, warranties and covenants of such Selling Stockholder set forth in Section 1(B) of this Agreement are true and correct with the same force and effect as though expressly made by such Selling Stockholder on and as of such Closing Date; and

               (ii) such Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

               (j) Selling Stockholders' Documents. On the date hereof, the Company and the Selling Stockholders shall have furnished for review by the Representatives copies of the Powers of Attorney and Custody Agreements executed by each of the Selling Stockholders and such further information, certificates and documents as the Representatives may reasonably request.

               (k) Lock-Up Agreement from Certain Securityholders of the Company. On the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit G hereto from each of Robert Haas, Douglas Wheat, Steven Francis and each of the Selling Stockholders, and each such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date, unless waived in accordance with its terms.

               (l) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

               If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company and the Selling Stockholders at any time on or prior to the First Closing Date and, with respect to the Optional Common Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

      Section 6. Reimbursement of Underwriters' Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5 or Section 11(iv), or if the sale to the Underwriters of the Common Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Common Shares, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

      Section 7. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representatives of the effectiveness of the Registration Statement under the Securities Act.

               Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company or the Selling Stockholders to any Underwriter, except that the Company and the Selling Stockholders shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof, (b) of any Underwriter to the Company or the Selling Stockholders, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

      Section 8. Indemnification.

               (a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) upon any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Company shall not be liable under this clause (iii) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each

Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by BAS) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto). With respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to
Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

               (b) Indemnification of the Underwriters by the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Selling Stockholders), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based: (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case, with respect to each Selling Stockholder, with respect to clauses (i) and (ii) above, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished by such Selling Stockholder to the Company expressly for use therein under the caption "Principal and Selling Stockholders"; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by BAS) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense; and provided, further, that the liability of each Selling Stockholder pursuant to this Section 8 shall not exceed the net proceeds received by such Selling Stockholder from the sale of the Common Shares hereunder. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Selling Stockholders may otherwise have.

               (c) Indemnification of the Company, its Directors and Officers and the Selling Stockholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Stockholders and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein and to reimburse the Company, or any such director, officer, Selling Stockholder or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and each of the Selling Stockholders hereby acknowledges that the only information that the Underwriters have furnished to the Company and the Selling Stockholders expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in [(i) the seventh, eighth, ninth, tenth, eleventh and twelfth paragraphs under the caption "Underwriting" in the Prospectus, concerning penalty bids and stabilizing transactions; (ii) the thirteenth paragraph under the caption "Underwriting" in the Prospectus, concerning sales to discretionary accounts, and (iii) the second and third sentences of the second paragraph under the caption "Underwriting" in the Prospectus, concerning concessions to dealers; and the Underwriters confirm that such statements are correct]. The indemnity agreement set forth in this Section 8(c) shall be in addition to any liabilities that each Underwriter may otherwise have.

               (d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the reasonable expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (BAS in the case of Section 8(c)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

               (e) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement, except, with respect to clause
(ii), to the extent the indemnifying party has provided written notice to the indemnified party that the indemnifying party disputes in good faith the unpaid balance of such fees and expenses for which reimbursement was requested. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

      Section 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Common Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus (or, if Rule 434 under the Securities Act is used, the corresponding location on the Term Sheet) bear to the aggregate initial public offering price of the Common Shares as set forth on such cover. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders (in the case of a Selling Stockholder, if such information was furnished to the Company in writing by such Selling Stockholder expressly for use in the Preliminary Prospectus, Prospectus or Registration Statement under the caption "Principal and Selling Stockholders"), on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this
Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(d) for purposes of indemnification.

               The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

               Notwithstanding the provisions of this Section 9, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the net proceeds received by such Selling Stockholder from the sale of Common Shares hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. The Selling Stockholders' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective aggregate sale proceeds of Common Shares (including Optional Common Shares). For purposes of this Section 9, each officer and employee of an Underwriter or a Selling Stockholder, as applicable, and each person, if any, who controls an Underwriter or a Selling Stockholder, as applicable, within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter or such Selling Stockholder, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

      Section 10. Default of One or More of the Several Underwriters. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Common Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Common Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Common Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Common Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Common Shares and the aggregate number of Common Shares with respect to which such default occurs exceeds 10% of the aggregate number of Common Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Common Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

               As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this
Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

      Section 11. Termination of this Agreement. Prior to the First Closing Date this Agreement may be terminated by the Representatives by notice given to the Company and the Selling Stockholders if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities;
(iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company or the Selling Stockholders to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company and the Selling Stockholders, or
(c) any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

      Section 12. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Stockholders, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

      Section 13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

        If to the Representatives:

        1.     Banc of America Securities LLC
               600 Montgomery Street
               San Francisco, California 94111
               Facsimile:  415.913.5558
               Attention:  Equity Capital Markets

        with copies to:

               Banc of America Securities LLC
               9 West 57th Street
               New York, New York 10019
               Facsimile:  212.583.8567
               Attention:  Isaac Osaki, Esq.

               Latham & Watkins
               885 Third Avenue
               New York, New York 10022-4802
               Facsimile: 212.751.4864
               Attention:  Ian B. Blumenstein, Esq.

        2.     UBS Warburg LLC

               299 Park Avenue
               New York, New York 10171-0026
               Facsimile:  212.713.3460
               Attention:  Syndicate Department

        3.     J.P. Morgan Securities Inc.

               270 Park Avenue, 6th Floor
               New York, New York 10017
               Facsimile:  212.834.6648
               Attention:  Kevin O'Reilly, Managing Director

        4.     SunTrust Capital Markets, Inc.

               Atlanta Financial Center
               3333 Peachtree Road, N.E.
               11th Fl., South Tower

               Atlanta, Georgia  30326
               Facsimile: [404.266.5995]
               Attention: [Robert J. Glenn, Executive Vice President]

        5.     Wells Fargo Securities, LLC

               600 California Street, Suite 1700
               San Francisco, California  94108
               Facsimile: 415.954.8361
               Attention: John Hullar, Managing Director


        If to the Company:

        AMN Healthcare Services, Inc.
        12235 El Camino Real, Suite 200
        San Diego, California 92130
        Facsimile:  858.792.0299
        Attention:  each of the President and General Counsel

        with a copy to

        Paul, Weiss, Rifkind, Wharton & Garrison
        1285 Avenue of the Americas
        New York, New York 10019-6064
        Facsimile:  212.757.3900
        Attention:  John C. Kennedy, Esq.

        If to the Selling Stockholders:

        To the address of such Selling Stockholder set forth on Schedule B hereto.

               Any party hereto may change the address for receipt of communications by giving written notice to the others.

      Section 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

      Section 15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.

      Section 16. Governing Law Provisions.

               (a) Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

               (b) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the Borough of Manhattan, City and County of New York or the courts of the State of New York in each case located in the Borough of Manhattan, City and County of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

      Section 17. Failure of One or More of the Selling Stockholders to Sell and Deliver Common Shares. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Common Shares that they have agreed to sell hereunder on the First Closing Date, the other non-defaulting Selling Stockholders shall have the right, severally, in the proportions that the number of Firm Common Shares set forth opposite their respective names on Schedule B bears to the aggregate number of Firm Common Shares set forth opposite the names of all such non-defaulting Selling Stockholders, or in such other proportions as may be agreed to by the Committee with the consent of all non-defaulting Selling Stockholders, to sell the number of Common Shares which such defaulting Selling Stockholder or Selling Stockholders agreed but failed or refused to sell and deliver on such date. If the non-defaulting Selling Stockholders do not so agree to sell in the aggregate the number of Common Shares that the defaulting Selling Stockholders failed or refused to sell and deliver, and arrangements satisfactory to the Representatives, the Company and the other Selling Stockholders for the sale of such Common Shares are not made within 48 hours after such default, then the Underwriters may at their option, by written notice from the Representatives to the Company and the Selling Stockholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 4, 6, 8 and 9 hereof, the Company or the Selling Stockholders, or (ii) purchase the shares which the other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. In any such case where one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Common Shares to be sold and delivered by such Selling Stockholders pursuant to this Agreement at the First Closing Date or the Second Closing Date, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the Selling Stockholders, to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

      Section 18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

               Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of
Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

      If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Custodian the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                Very truly yours,

                                AMN HEALTHCARE SERVICES, INC.

                                By:
                                   ---------------------------------------------
                                   Steven C. Francis
                                   President and Chief Executive Officer

                                HWH CAPITAL PARTNERS, L.P.
                                HWH NIGHTINGALE PARTNERS, L.P.
                                HWP CAPITAL PARTNERS II, L.P.
                                HWP NIGHTINGALE PARTNERS II, L.P.
                                THE FRANCIS FAMILY TRUST DATED
                                   MAY 24, 1996, AS AMENDED
                                BANCAMERICA CAPITAL INVESTORS SBIC I, L.P.
                                WILLIAM MILLER III
                                SUSAN NOWAKOWSKI
                                DONALD MYLL
                                MARCIA FALLER
                                BETH MACHADO
                                DIANE STUMPH
                                STEPHEN WEHN,
                                the Selling Stockholders


                                By:
                                   ---------------------------------------------
                                   Name:
                                   Attorney-in-Fact

                                The foregoing Underwriting Agreement is
                                hereby confirmed and accepted by the
                                Representatives in New York, New York
                                as of the date first above written.

                                BANC OF AMERICA SECURITIES LLC
                                J.P. MORGAN SECURITIES INC.
                                UBS WARBURG LLC
                                SUNTRUST CAPITAL MARKETS, INC.
                                WELLS FARGO SECURITIES, LLC

                                   Acting as Representatives of the several
                                   Underwriters named in the attached
                                   Schedule A.

                                By: Banc of America Securities LLC

                                By:
                                    --------------------------------------------
                                    Name:
                                    Title:

                                                                      SCHEDULE A

--------------------------------------------------------------------------------
                          AMN HEALTHCARE SERVICES, INC
--------------------------------------------------------------------------------

                           FINAL LIST OF UNDERWRITERS

                                10,000,000 SHARES
                                  COMMON STOCK

DOMESTIC UNDERWRITER                                               PARTICIPATION
--------------------                                               -------------
BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
UBS WARBURG LLC
SUNTRUST CAPITAL MARKETS, INC.
WELLS FARGO SECURITIES, LLC
TOTAL                                                                10,000,000
                                                                     ----------

                                                                      SCHEDULE B

                                                                                      MAXIMUM
                                                                                     NUMBER OF
                                                                 NUMBER OF FIRM      OPTIONAL
                                                                 COMMON SHARES     COMMON SHARES
SELLING STOCKHOLDER                                                TO BE SOLD        TO BE SOLD
-------------------                                              --------------    -------------
HWH Capital Partners, L.P. ...............................       3,802,169             270,954
HWH Nightingale Partners, L.P. ...........................       2,914,537             207,699
HWP Capital Partners II, L.P. ............................         410,466              29,251
HWP Nightingale Partners II, L.P. ........................       1,050,789              74,883
The Francis Family Trust dated May 24, 1996, as amended...         500,000             500,000
BancAmerica Capital Investors SBIC I, L.P. ...............         892,900              63,631
William Miller III........................................          81,355               5,798
Susan Nowakowski..........................................          82,600              82,600
Donald Myll...............................................          45,880              45,880
Marcia Faller.............................................          57,351              57,351
Beth Machado..............................................          57,351              57,351

                                                                                      MAXIMUM
                                                                                     NUMBER OF
                                                                 NUMBER OF FIRM      OPTIONAL
                                                                 COMMON SHARES     COMMON SHARES
SELLING STOCKHOLDER                                                TO BE SOLD        TO BE SOLD
-------------------                                              --------------    -------------
Diane Stumph................................................          57,351            57,351
Stephen Wehn................................................          47,251            47,251

        Total...............................................      10,000,000         1,500,000

                                                                       EXHIBIT A

     [Opinion of Paul, Weiss, Rifkind, Wharton & Garrison, special counsel to the Company]

                                                                       EXHIBIT B

       [Opinion of Denise Jackson, Esq., in-house counsel for the Company]

                                                                       EXHIBIT C


  [Opinion of Lionel Sawyer & Collins, special Nevada counsel for the Company].

                                                                       EXHIBIT D


      [Opinion of Brobeck, Phleger & Harrison, counsel for Steven Francis]

                                                                       EXHIBIT E


    [Opinion of Kennedy, Covington, Lobdell & Hickman LLP, counsel for BACI]

                                                                       EXHIBIT F


  [Opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel for certain of the Selling Stockholders]

                                                                       EXHIBIT G


                                LOCK UP AGREEMENT


BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
UBS WARBURG LLC
SUNTRUST CAPITAL MARKETS, INC.
WELLS FARGO SECURITIES, LLC
        As Representatives of the Several Underwriters
c/o Banc of America Securities LLC
600 Montgomery Street
San Francisco, California 94111

        Re:    AMN Healthcare Services, Inc. (the "Company")

Ladies and Gentlemen:

               The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company ("Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock. The stockholders of the Company named in Schedule A (collectively, the "Selling Stockholders") severally propose to carry out a public offering of Common Stock (the "Offering") for which you will act as the representatives (the "Representatives") of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company and the Selling Stockholders with respect to the Offering.

               In consideration of the foregoing, other than as contemplated by the Underwriting Agreement, dated the date hereof, among the Company, the Selling Stockholders and the several underwriters named therein, the undersigned hereby agrees that the undersigned will not, without the prior written consent of Banc of America Securities LLC (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale) pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned, or publicly announce the undersigned's intention to do any of the foregoing, for a period commencing on the date hereof and continuing to a date 180 days after the date any of the Common Stock to be sold in the Offering is released by you for sale to the public. The foregoing restrictions shall not apply to (A) transfers by way of testate or intestate succession or by operation of law, (B) transfers to members of the immediate family of the undersigned or to a trust, partnership, limited liability company or other entity, all of the beneficial interests of which are held by the undersigned or by a member of the undersigned's immediate family, (C) transfers to charitable organizations, (D) if the undersigned is a corporation, partnership, limited liability company or similar entity, transfers to the stockholders, partners, members or similar persons of the undersigned and (E) the exercise of stock options pursuant to employee stock option plans existing on the date hereof; provided that in each case of a transfer pursuant to clauses (A) -- (D), or in the case of the exercise of any option pursuant to clause (E), of this sentence, the transferee (or the undersigned as the optionee, in the case of clause (E)) shall have agreed to be bound by the restrictions on transfer contained in this letter. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

               This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

               Dated:
                     -------------------------



                                  ----------------------------------------------
                                              Printed Name of Holder



                              By:
                                  ----------------------------------------------
                                                     Signature



                                  ----------------------------------------------
                                          Printed Name of Person Signing



                                  ----------------------------------------------
                                     Capacity of Person Signing if Signing as
                                   Custodian, Trustee, or on Behalf of an Entity

                                                                       EXHIBIT H

                             [Allocation Agreement]























                                      H-1